                                                                  EXHIBIT 10.34



                  SERIES C AND SERIES D CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                         CAPSTEAD MORTGAGE CORPORATION,
                                      AND
                           FORTRESS INVESTMENT CORP.








                          DATED AS OF DECEMBER 9, 1999

                               TABLE OF CONTENTS


INTRODUCTORY STATEMENTS.......................................................1

ARTICLE I

     THE STOCK PURCHASE.......................................................1
           SECTION 1.01      Purchase and Sale of Series C Preferred Shares...1
           SECTION 1.02      Purchase and Sale of Series D Preferred Shares...2
           SECTION 1.03      Date and Time of Closing.........................2
           SECTION 1.04      Deliveries by Fortress...........................2
           SECTION 1.05      Deliveries by Capstead.  ........................2

 ARTICLE II

     REPRESENTATIONS AND WARRANTIES
     OF FORTRESS..............................................................3
           SECTION 2.01      Organization.....................................3
           SECTION 2.02      Power and Capacity; Charter Documents............3
           SECTION 2.03      No Conflicts.....................................3
           SECTION 2.04      Consents and Approvals...........................3
           SECTION 2.05      Accredited Investor..............................4
           SECTION 2.06      Absence of Market................................4
           SECTION 2.07      Investment Purposes..............................4

ARTICLE III

     REPRESENTATIONS AND WARRANTIES
     OF CAPSTEAD..............................................................4
           SECTION 3.01      Organization and Qualification of Capstead.......5
           SECTION 3.02      Power and Capacity; Charter Documents of
                             Capstead.........................................5
           SECTION 3.03      Subsidiaries.....................................5
           SECTION 3.04      Capitalization and Ownership; Authorization of
                             Preferred........................................7
           SECTION 3.05      No Conflicts.....................................7
           SECTION 3.06      Consents and Approvals...........................7
           SECTION 3.07      Financial and Operating Statements and Reports...7
           SECTION 3.08      No Undisclosed or Contingent Liabilities.........8
           SECTION 3.09      Absence of Certain Changes.......................9
           SECTION 3.10      Real Property...................................11
           SECTION 3.11      Company Equipment...............................12
           SECTION 3.12      Contracts and Commitments.......................12
           SECTION 3.13      Intellectual Property...........................14

           SECTION 3.14      Inventory.......................................14
           SECTION 3.15      Pension and Other Employee Plans and
                             Agreements......................................14
           SECTION 3.16      Litigation......................................15
           SECTION 3.17      Insurance.......................................15
           SECTION 3.18      Collective Bargaining Agreements; Compensation;
                             Employee Agreements.............................16
           SECTION 3.19      Compliance with Law.............................16
           SECTION 3.20      Permits.........................................16
           SECTION 3.21      Tax Matters.....................................16
           SECTION 3.22      Title to Assets.................................17

ARTICLE IV

     OTHER OBLIGATIONS OF THE PARTIES........................................19
           SECTION 4.01      Conduct of Company Business.....................19
           SECTION 4.02      Access to Books and Records.....................19
           SECTION 4.03      Consents........................................19
           SECTION 4.04      Supplemental Disclosure by Capstead.............19
           SECTION 4.05      Governmental Filings............................20
           SECTION 4.06      Covenant to Satisfy Conditions..................20
           SECTION 4.07      Employees.......................................20
           SECTION 4.08      Public Announcements............................20

ARTICLE V

     CONDITIONS PRECEDENT....................................................20
           SECTION 5.01      Conditions Precedent to Obligations of
                             Fortress........................................20
           SECTION 5.02      Conditions Precedent to Obligations of
                             Capstead........................................22

ARTICLE VI

     INDEMNIFICATION.........................................................23
           SECTION 6.01      Survival of Representations and Warranties......23
           SECTION 6.02      Indemnification by Capstead.....................23
           SECTION 6.03      Indemnification by Fortress.....................23
           SECTION 6.04      Limitations Regarding Indemnification
                                 Obligations of Capstead.....................24
           SECTION 6.05      Limitations Regarding Indemnification
                                 Obligations of Fortress.....................24
           SECTION 6.06      Conditions of Indemnification...................24
           SECTION 6.07      Claim Disputes..................................25
           SECTION 6.08      Remedies Exclusive..............................26

ARTICLE VII

     TERMINATION OF AGREEMENT................................................26

           SECTION 7.01      Termination of Agreement........................26
           SECTION 7.02      Procedure Upon Termination......................26

ARTICLE VIII

     MISCELLANEOUS...........................................................26
           SECTION 8.01      Commissions.....................................27
           SECTION 8.02      Definition of Knowledge.........................27
           SECTION 8.03      Definition of Material Adverse Effect and
                             Material Adverse Change.........................27
           SECTION 8.04      Expenses, Taxes, Etc............................27
           SECTION 8.05      Successors and Assigns..........................27
           SECTION 8.06      No Third-Party Benefit..........................27
           SECTION 8.07      Entire Agreement; Amendment.....................28
           SECTION 8.08      Reformation and Severability....................28
           SECTION 8.09      Notices.........................................28
           SECTION 8.10      Governing Law...................................29
           SECTION 8.11      Counterparts....................................29


EXHIBIT "A" -  Form of Articles Supplementary for Series C Convertible
               Preferred Stock
EXHIBIT "B" -  Form of Articles Supplementary for Series D Convertible
               Preferred Stock
EXHIBIT "C" -  Form of Registration Rights Agreement EXHIBIT "D" - Form of

Supplemental Agreement EXHIBIT "E" - Form of Opinion of Andrews & Kurth L.L.P.

EXHIBIT "F" - Form of Opinion of Hogan & Hartson L.L.P.

APPENDIX I  - Year End Financial Statements

APPENDIX II - Third Quarter Financial Statements

                  SERIES C AND SERIES D CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT


                  THIS SERIES C AND SERIES D CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of December 9, 1999, is by and among Capstead Mortgage Corporation, a Maryland corporation ("CAPSTEAD") and Fortress Investment Corp., a Maryland corporation ("FORTRESS").

                            INTRODUCTORY STATEMENTS

                  Capstead desires to sell and issue, and Fortress desires to purchase, 5,378,000 shares of a series of Capstead's preferred stock to be designated as Series C Convertible Preferred Stock, $.10 par value per share (the "SERIES C PREFERRED STOCK"). The form of Articles Supplementary for the Series C Preferred Stock is attached hereto as Exhibit "A" (the "SERIES C ARTICLES SUPPLEMENTARY"). The shares of Series C Preferred Stock to be acquired by Fortress shall be termed the "SERIES C SHARES".

                  Capstead desires to sell and issue, and Fortress desires to purchase, 5,378,000 shares of a series of preferred stock to be designated as Series D Convertible Preferred Stock, $.10 par value per share (the "SERIES D PREFERRED STOCK"). The form of Articles Supplementary for the Series D Preferred Stock is attached hereto as Exhibit "B" (the "SERIES D ARTICLES SUPPLEMENTARY"). The shares of Series D Preferred Stock to be acquired by Fortress shall be termed the "SERIES D SHARES". The Series C Shares and the Series D Shares shall be termed collectively the "SHARES".

                  Accordingly, for and in consideration of the foregoing and the mutual agreements, representations, warranties, covenants and conditions herein set forth, and other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                               THE STOCK PURCHASE

                  SECTION 1.01 Purchase and Sale of Series C Preferred Shares. On and subject to the terms and conditions of this Agreement, Capstead covenants and agrees that it will issue and sell to Fortress, and Fortress covenants and agrees that it will purchase from Capstead, the Series C Shares. The aggregate amount of consideration to be paid to Capstead for the Series C Shares by Fortress shall be $25,600,000 (the "SERIES C PURCHASE PRICE"). The Series C Purchase Price shall be paid to Capstead at the Closing by wire transfer in immediately available funds.

                  SECTION 1.02 Purchase and Sale of Series D Preferred Shares. On and subject to the terms and conditions of this Agreement, Capstead covenants and agrees that it will issue and sell to Fortress, and Fortress covenants and agrees that it will purchase from Capstead, the Series D Shares. The aggregate amount of consideration to be paid to Capstead for the Series D Shares by Fortress shall be $25,600,000 ("SERIES D PURCHASE PRICE"). The Series D Purchase Price shall be paid by Fortress to Capstead at the Closing by wire transfer in immediately available funds.

                  SECTION 1.03 Date and Time of Closing. The sale and purchase of the Shares provided for by this Article I shall be consummated, provided that each of the conditions set forth in Article V hereto shall have been satisfied or waived, at 10 a.m. on such date and at such place as may be mutually agreed upon by the parties to this Agreement (the "CLOSING"). The date on which the Closing actually occurs is referred to herein as the "CLOSING DATE".

                  SECTION 1.04 Deliveries by Fortress. At the Closing, Fortress shall deliver, or cause to be delivered, to Capstead (unless delivered previously) the following:

                  (a) the Officers' Certificate referred to in Section 5.02(d) hereof;

                  (b) the Secretary's Certificate referred to in Section 5.03(e) hereof;

                  (c) the Series C Purchase Price and the Series D Purchase Price (collectively, the "PURCHASE PRICE"); and

                  (d) all other previously undelivered documents, instruments and writings required to be delivered by Fortress to Capstead at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                  SECTION 1.05 Deliveries by Capstead. At the Closing, Capstead shall deliver, or cause to be delivered, to Fortress (unless delivered previously) the following:

                  (a) certificates representing the Shares being purchased by Fortress, which certificates shall be registered in the name of Fortress and dated the Closing Date;

                  (b) the Officers' Certificate referred to in Section 5.01(d) hereof;

                  (c) the Secretary's Certificates referred to in Section 5.01(e) hereof; and

                  (d) all other previously undelivered documents, instruments and writings required to be delivered by Capstead to Fortress at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                  OF FORTRESS

                  Fortress represents and warrants to Capstead as follows:

                  SECTION 2.01 Organization. Fortress is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  SECTION 2.02  Power and Capacity; Charter Documents.

                  (a) Fortress has all requisite power and authority to enter into, execute and deliver this Agreement, the Registration Rights Agreement (as defined below) and the Supplemental Agreement (as defined below) and perform its obligations hereunder and thereunder. Each of this Agreement, the Registration Rights Agreement and the Supplemental Agreement has been duly executed and delivered by Fortress and is a valid and binding obligation of Fortress, enforceable in accordance with its terms, subject in each case to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Fortress will not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Fortress.

                  SECTION 2.03 No Conflicts. The execution, delivery and performance of this Agreement by Fortress and the consummation of the transactions contemplated hereby will not violate any statute or law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default could reasonably be expected to result in a Material Adverse Effect on the transactions contemplated by this Agreement.

                  SECTION 2.04 Consents and Approvals. Fortress is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with (a) the execution and delivery by Fortress of this Agreement or (b) the consummation of the transactions contemplated hereby, other than those that may be required under applicable "blue sky" securities laws or that may be required solely by reason of Capstead's (as opposed to any other third party's) participation in the transactions contemplated hereby the failure of which to obtain, transfer or cause to be transferred could reasonably be expected to result in a Material Adverse Effect on the transactions contemplated by this Agreement.

                  SECTION 2.05 Accredited Investor. Fortress is an "ACCREDITED INVESTOR" as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933 as amended (the "SECURITIES ACT"). Fortress represents and warrants that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its or his investment in the Shares being issued to it pursuant to Article I hereof.

                  SECTION 2.06 Absence of Market. Fortress acknowledges that the Shares lack liquidity as compared with other investments since there is not, and there is not expected to be, any market therefor, and that the sale or transfer of the Shares must comply with applicable federal and state securities laws. Fortress acknowledges that it must bear the economic risk of its investment in the Shares for an indefinite period of time since none of the Shares have been registered under the Securities Act and therefore cannot be sold unless such Shares are subsequently registered pursuant to the terms of the registration rights agreement attached hereto as Exhibit "C" (the "REGISTRATION RIGHTS AGREEMENT") or otherwise, or an exemption from registration is available.

                  SECTION 2.07 Investment Purposes. Fortress hereby represents and warrants that it is acquiring the Shares for investment purposes only, for its own account, and not as nominee or agent for any other person or entity, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Fortress further acknowledges that representatives of Capstead have advised it that no state or federal agency or instrumentality has made any finding or determination as to the investment in the Shares, nor has any state or federal agency or instrumentality made any recommendation with respect to any purchase or investment in the Shares.

                  SECTION 2.08 Access and Information. Fortress hereby represents and warrants that it has been given access to full and complete information regarding the Company and, to the extent such access has been given, Fortress has utilized that access to the satisfaction of Fortress for the purpose of obtaining information concerning the Company. Fortress has obtained, in its judgment, sufficient information to evaluate the merits and risks of an investment in Capstead, understands the business in which the Company is engaged, and is able to evaluate the merits and risks of an investment in the Shares.

                  SECTION 2.09 REIT Status. Fortress has made a valid election under applicable law to be treated as a real estate investment trust ("REIT") as defined in Section 856 of the Internal Revenue Code of 1986, as amended (the "Code") for its taxable year ending December 31, 1998 and has qualified as a REIT for federal tax purposes for such year.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF CAPSTEAD

                  Capstead hereby represents and warrants to Fortress as follows, except as otherwise set forth in the relevant section of the disclosure schedule of Capstead (the "CAPSTEAD DISCLOSURE SCHEDULE"):

                  SECTION 3.01 Organization and Qualification of Capstead. Capstead is (a) a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and (b) duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of the properties and assets now owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect (as defined herein) upon the Company (as defined herein) or the consummation of the transactions contemplated hereby. Each jurisdiction in which Capstead is qualified to do business is listed on Section 3.01 of the Capstead Disclosure Schedule. No jurisdiction in which Capstead is not qualified or licensed has claimed, in writing or otherwise, that Capstead is required to qualify or be licensed therein.

                  SECTION 3.02 Power and Capacity; Charter Documents of
Capstead.

                  (a) Capstead has all requisite power and authority (corporate and otherwise) to enter into, execute and deliver this Agreement, the Registration Rights Agreement and the Supplemental Agreement, to sell and issue the Shares hereunder, to issue the shares of Capstead's common stock ("COMMON STOCK") issuable upon conversion of the Shares, and to carry out and perform its obligations hereunder and thereunder. Capstead has the corporate power and authority to carry on its business as now being conducted and to own and lease its properties. Each of this Agreement, the Registration Rights Agreement and the Supplemental Agreement has been duly executed and delivered by Capstead and is a valid and binding obligation of Capstead, enforceable in accordance with its terms, subject in each case to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Capstead will not result in a violation or breach of or constitute a default under any term or provision of the Articles of Incorporation or Bylaws of Capstead. Complete and correct copies of the Articles of Incorporation and Bylaws of Capstead, and all amendments thereto, have been delivered to Fortress, and no changes therein will be made subsequent to the date hereof and prior to the Closing without the consent of Fortress, except that Articles Supplementary will be filed with the State Department of Assessments and Taxation of Maryland in order to designate and classify the Shares.

                  SECTION 3.03  Subsidiaries.

                  (a) Section 3.03(a) of the Capstead Disclosure Schedule sets forth for each subsidiary, direct or indirect, of Capstead (each a "SUBSIDIARY"), its capital structure, its place of organization and the other jurisdictions in which it is qualified to do business. Each of the Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its respective state of incorporation, has all requisite corporate power and authority to own or lease and operate its properties and conduct its business as now conducted and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the consummation of the transactions contemplated hereby. No jurisdiction in which any Subsidiary is not qualified or licensed has claimed, in writing or otherwise, that such Subsidiary is required to qualify or be licensed therein, except where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect on the Company or the consummation of the transactions contemplated hereby.

                  (b) Capstead owns, free and clear of all mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever ("ENCUMBRANCES"), and has the unrestricted power to dispose of and vote, all of the outstanding capital stock of each of the Subsidiaries. There are no outstanding or authorized options, warrants, subscriptions, calls, conversions or other rights, contracts, agreements, commitments or understandings of any kind obligating any Subsidiary to issue, sell, purchase, return or redeem any shares of its capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of, or other ownership interest in, any Subsidiary. All of the outstanding shares of the capital stock of each class of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights or any applicable Law (as defined herein).

                  (c) Except for its interest in any Subsidiary, Capstead does not (i) own, beneficially or of record, any shares of any other corporation or entity or any interests in any partnerships or limited liability companies or
(ii) participate in any manner in any joint ventures, corporate alliance agreements or corporate partnering agreements. Except for Capstead's interest in any Subsidiary, neither Capstead nor any Subsidiary has an interest in, or is subject to, any agreement, obligation or commitment to make any equity investment in or loan or advance to, any other Person (as defined herein).

                  (d) For purposes of this Agreement, Capstead and the Subsidiaries shall collectively be termed the "COMPANY"; when such collective term is used in connection with financial issues, it shall refer to Capstead and the Subsidiaries as a consolidated whole. For example, when references are made to officers, directors and employees of the Company, it shall mean all officers, directors and stockholders of Capstead and the Subsidiaries.

                  SECTION 3.04 Capitalization and Ownership; Authorization of Preferred.

                  (a) Section 3.04(a) of the Disclosure Schedule lists, for Capstead, its authorized capitalization and the number of shares of its capital stock (or other equity interests) issued and outstanding as of September 30, 1999. All of the outstanding shares of the capital stock of Capstead are validly issued, fully paid and non-assessable. All such shares are owned free and clear of any Encumbrance imposed by Capstead. There are no outstanding options, warrants or other rights to acquire any share of capital stock of Capstead, there are no outstanding securities authorized, granted or issued by Capstead that are convertible into or exchangeable for shares of its capital stock and there are no phantom stock rights, dividend equivalent rights, stock appreciation rights or similar rights regarding Capstead or any Subsidiary.

                  (b) The issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action of Capstead and when issued, sold and delivered in accordance with the terms of this Agreement, the Shares will be validly issued and outstanding, fully paid and nonassessable.

                  (c) Capstead has duly reserved the number of shares of its common stock (the "RESERVED SHARES") necessary for issuance upon conversion in full of the Series C Shares and the Series D Shares. When issued, sold and delivered in accordance with the terms of the Series C Articles Supplementary or the Series D Articles Supplementary, as the case may be, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable.

                  SECTION 3.05 No Conflicts. The execution, delivery and performance of this Agreement by Capstead and the consummation of the transactions contemplated hereby will not:

                  (a) result in the creation or imposition of any security interest, lien, charge or other encumbrance against the assets of the Company, with or without the giving of notice and/or the passage of time, or

                  (b) violate, conflict with, affect acceleration of, or result in termination, cancellation or modification of, or constitute a default under or give rise to any predetermined rights to any third party under (i) any contract, agreement or other instrument to which the Company is a party or by which the Company or its assets is bound or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Company is a party or by which the Company may be bound or affected, or to which any of the assets of the Company may be subject, or

                  (c) violate any statute or Law or any judgment, decree, order, writ, injunction, regulation or rule of any court or any local, state or federal governmental or regulatory authority, which violation, conflict, acceleration, requirement, termination, modification or default described in
(a), (b), or (c) above could reasonably be expected to result in a Material Adverse Effect on Capstead or the transactions contemplated by this Agreement.

                  SECTION 3.06 Consents and Approvals. The Company is not required to obtain, transfer or cause to be transferred any consent, approval, license, permit or authorization of, or make any declaration, filing or registration with, any third party or any public body or authority in connection with the execution and delivery by Capstead of this Agreement or the consummation of the transactions contemplated hereby, the failure of which to obtain, transfer or cause to be transferred could reasonably be expected to result in a Material Adverse Effect on the transactions contemplated by this Agreement.

                  SECTION 3.07 Financial and Operating Statements and Reports.

                  (a) Year End Financial Statements. Attached hereto as Appendix I is a true and complete copy of audited consolidated financial statements of the Company for the years ended December 31, 1998 and 1997 (the "YEAR END FINANCIAL STATEMENTS"). The Year End Financial Statements include audited balance sheets of the Company as of December 31, 1998 and 1997 (such 1998 balance sheet being termed the "1998 BALANCE SHEET"), together with related statements of operations, equity and cash flows of the Company (and notes thereto) for each of such periods. The Year End Financial Statements are accurate and correct in all material respects, have been prepared on a consistent basis from, and are in accordance with, the Company's books and records, and fairly present the consolidated financial position and the results of operations of the Company for the periods therein identified in conformity with generally accepted accounting principles ("GAAP") consistently applied.

                  (b) Third Quarter Financial Statements. Attached hereto as Appendix II is a true and complete copy of consolidated financial statements of the Company for the three and nine months ended September 30, 1999 (the "THIRD QUARTER FINANCIAL STATEMENTS"). The Third Quarter Financial Statements include a balance sheet of the Company as of September 30, 1999 (such 1999 balance sheet being termed the "1999 THIRD QUARTER BALANCE SHEET"), together with related statements of operations and cash flows of the Company (and notes thereto) for such period. The Third Quarter Financial Statements are accurate and correct in all material respects, have been prepared on a consistent basis from, and are in accordance with, the Company's books and records, and fairly present the consolidated financial position and the results of operations of the Company for the periods therein identified in conformity with GAAP for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X under the Securities Act (except that the Third Quarter Financial Statements do not include all of the information and footnotes that may be required in the Year End Financial Statements or normal year-end adjustments).

                  (c) Each report, schedule, registration statement and definitive proxy statement filed by Capstead with the Securities and Exchange Commission (the "SEC") since December 31, 1998 and through the date hereof (collectively, the "SEC REPORTS"), at the time filed, and all forms, reports or other documents filed by Capstead with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) None of the Company or its respective employees or agents have made any payment of funds of the Company, or received or retained any such funds in violation of any law, rule or regulation where such actions are of a character required to be disclosed in the SEC Reports.

                  SECTION 3.08 No Undisclosed or Contingent Liabilities. Except for (a) liabilities or obligations incurred by the Company in the ordinary course of business and not required by GAAP applied on a consistent basis to be set forth on the 1999 Third Quarter Balance Sheet (all of which known items exceeding $250,000 per item are described in Section 3.08 of the Capstead Disclosure Schedule), and (b) liabilities and obligations incurred by the Company in the ordinary course of business since the date of the 1999 Third Quarter Balance Sheet, to the best knowledge of the Company, there is no basis for the assertion against the Company of any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise) that may encumber or affect the Company or the transactions contemplated hereby which is not fully reflected or reserved against on the 1999 Third Quarter Balance Sheet.

                  SECTION 3.09 Absence of Certain Changes. Except as set forth in Section 3.09 of the Capstead Disclosure Schedule, since September 30, 1999, the Company has not:

                  (a) suffered any Material Adverse Effect and there has not been any event (whether occurring before or after September 30, 1999) that could reasonably be expected to have a Material Adverse Effect on the Company; or

                  (b) experienced any material decrease in the book value of the assets of the Company from the amounts reflected on the 1999 Third Quarter Balance Sheet, other than decreases resulting from (i) depreciation or amortization in accordance with accounting practices in effect at all times since January 1, 1999 or (ii) changes in the market value of the Company's mortgage investment portfolio due generally to economic changes in the industry in which the Company conducts business; or

                  (c) incurred any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), except (i) liabilities or obligations for rent under the Leases (as defined herein) and (ii) liabilities or obligations for other items incurred in the ordinary course of business of the Company and consistent with past practice, none of which other items exceeds $100,000 (considering liabilities or obligations arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease (other than the Leases and other than repurchase obligations with respect to the Company's agency security and non-agency security portfolio) or other agreement providing for periodic installments or payments, as a single obligation or liability); or

                  (d) increased (other than increases resulting from the calculation of reserves in the ordinary course of business and in a manner consistent with past practice), or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves; or

                  (e) paid, discharged or satisfied any claims, encumbrances, liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the 1999 Third Quarter Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date thereof; or

                  (f) permitted, allowed or suffered any of the material assets of the Company, including, without limitation, real property, personal property or any leasehold interest, to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind (except for liens for Taxes (as defined herein) not yet owing), other than repurchase obligations of the Company incurred in the ordinary course of business; or

                  (g) written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs in the ordinary course of business, consistent with past practice, in accordance with GAAP consistently applied; or

                  (h) canceled any material amount of indebtedness or waived any material claims or rights, except as reserved for in the 1999 Third Quarter Financial Statements; or

                  (i) sold, transferred or otherwise disposed of any assets of the Company except in the ordinary course of business and consistent with past practice; or

                  (j) disposed of or permitted to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license or application therefor or disposed of or disclosed to any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or government agency (each, a "PERSON"), any trade secret, formula, process or know-how not theretofore a matter of public knowledge; or

                  (k) granted any increase in the salary, compensation, rate of compensation, commissions or bonuses payable to or to become payable by the Company to any officer or director of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment); or

                  (l)granted any increase in the salary, compensation, rate of compensation, commissions of bonuses payable to or to become payable by the Company to any employee of the Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit-sharing, retirement or other plan or commitment), except in the ordinary course of business and consistent with past practice; or

                  (m) paid, loaned or advanced any amount to any officer, director, employee or stockholder of the Company except for amounts advanced to employees of the Company in the ordinary course of business consistent with past practice (none of which advances were loans for personal purposes), or sold, transferred or leased any assets of the Company to, or entered into any agreement (other than this Agreement) or arrangement with, any officer, director, employee or stockholder of the Company (except for agreements or arrangements made in the ordinary course of business and consistent with past practice); or

                  (n) entered into any collective bargaining or labor agreement, or experienced any labor dispute or difficulty; or

                  (o) made any single capital expenditure or commitment in excess of $50,000 for additions to property, plant, equipment or for any other purpose or made aggregate capital expenditures or commitments in excess of $100,000 for additions to property, plant, equipment or for any other purpose; or

                  (p) made any change in any method of accounting or accounting practice or policy; or

                  (q) suffered any casualty loss in excess of $50,000 (whether or not insured against) or suffered aggregate casualty losses in excess of $100,000 (whether or not insured against); or

                  (r)issued any additional shares of capital stock of Capstead or the Subsidiaries or any option, warrant, right or other security exercisable for, convertible into or exchangeable for shares of capital stock of Capstead or the Subsidiaries other than shares of common stock issued upon conversion of outstanding shares of Capstead's preferred stock; or

                  (s) paid dividends on or made other distributions or payments in respect of the capital stock of Capstead or the Subsidiaries; or

                  (t) paid its suppliers and other vendors in a manner and time not consistent with past practice other than items in dispute totaling not more than $200,000; or

                  (u) taken any other action not either in the ordinary course of business and consistent with past practice or provided for in this Agreement; or

                  (v) entered into or agreed to any transaction not in the ordinary course of business; or

                  (w) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.09.

                  SECTION 3.10 Real Property.

                  (a) The Company does not currently own, and has not owned in the past five years, any real property, other than (i) real estate that the Company owns or has owned in the ordinary course of business incident to its master servicing or former servicing operations and (ii) leasehold improvements.

                  (b) Section 3.10 of the Capstead Disclosure Schedule contains a complete and accurate list of all real property leases to which the Company is a party in any capacity (including all amendments thereof and modifications thereto) (the "LEASES"). The Company's interests in and to all Leases listed on
Section 3.10 of the Capstead Disclosure Schedule are free and clear of all

Encumbrances including without limitation subleases, chattel mortgages, mechanics' and materialmen's liens, conditional sales contracts, collateral security arrangements and other interest retention arrangements. The Company has not received notice of any default by the Company under any of the Leases, and there are no facts or conditions that would, with notice or lapse of time or both, constitute a default by the Company under any of the Leases. To the best knowledge of the Company, none of the landlords under any of the Leases is in default. Any Lease or proposed Lease for which Capstead or an affiliate thereof or related party thereto is landlord are on terms that are no more burdensome to the Company than terms for third party leases in the same geographic area for similarly-situated properties.

                  (c) The buildings and improvements leased by the Company on any Lease, and the operation and maintenance thereof as operated and maintained, do not (i) contravene any zoning or building Law or ordinance or other administrative regulation or (ii) violate any restrictive covenant or any applicable Law. To the best knowledge of the Company, all of the plants, buildings and structures located on any real property owned by the Company or on any Lease are in a state of good maintenance and repair (normal wear and tear excepted) suitable in all respects for the operation of the Company Business.

                  (d) There is no pending or threatened condemnation, eminent domain or similar proceeding with respect to, or that could affect, any real property owned by the Company or any Lease.

                  SECTION 3.11 Company Equipment. The Company has good and indefeasible title to all furniture, fixtures and equipment of the Company (the "COMPANY EQUIPMENT"), free and clear of any Encumbrances. To the best knowledge of the Company, the Company Equipment is in good and normal operating condition and repair and adequate for the uses to which it is being put by the Company. The Company has not received any notification from any governmental or regulatory authority within the last two years that the Company is in violation of any health, sanitation, fire, safety, zoning, building or other Law, ordinance or regulation in respect of the Company Equipment or operations, which violation has not been appropriately and completely resolved.

                  SECTION 3.12 Contracts and Commitments.

                  (a) Except as set forth in Section 3.12(a) of the Capstead Disclosure Schedule, the Company is not a party to or bound by any agreements, contracts or commitments which individually or when aggregated with all related agreements, contracts or commitments, are material to the business, operations, condition (financial or otherwise), liabilities, assets, earnings or working capital of the Company or that provide for the grant of any preferential rights to purchase or lease any of the assets of the Company.

                  (b) The enforceability of the agreements, contracts and commitments referred to in this Section 3.12 will not be affected in any respect by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (c) No purchase contracts or commitments of the Company are in excess of the normal, ordinary and usual requirements of the Company, or to the best knowledge of the Company, were entered into at prices materially in excess of those available in the industry in arm's length transactions on the respective dates thereof.

                  (d) The Company is not a party to or bound by any outstanding agreements, arrangements or contracts with any of its directors, officers, stockholders, employees, agents, consultants, advisors, salesmen or sales representatives (or any of the affiliates of any of such Persons) that (A) are not cancelable by it on notice of not longer than 30 days and without the imposition of any liability, penalty or premium, (B) require non-cancelable payment by the Company of over $25,000, or (C) provide for any bonus or other payment based on the sale of the Company or any portion thereof.

                  (e) The Company is not a party to or bound by any employment agreement, consulting agreement or any other agreements that contains any provision for severance or termination pay liabilities or obligations.

                  (f) The Company is not a party to or bound by:

                     (i) other than repurchase agreements reflected on the 1999
                  Third Quarter Financial Statements and entered into in the ordinary course of business, any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by the Company;

                     (ii) any guaranty, direct or indirect, by the Company of
                  any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

                     (iii) any obligation to make payments, contingent or
                  otherwise, of over $250,000 arising out of any prior acquisition of the business, assets or stock of other persons;

                     (iv) any collective bargaining agreement with any
                  labor union;

                     (v) any lease or similar arrangement for the use by the
                  Company of personal property requiring payments by the Company, on an annual basis, of over $50,000;

                     (vi) any agreement containing noncompetition or other
                  limitations restricting the conduct of the business of the Company; and

                     (vii) any partnership, joint venture or similar agreement.

                  (g) Neither the Company nor any of its officers, directors, stockholders or affiliates is a party to or bound by any agreement (other than this Agreement) or arrangement for the sale of any of the assets or capital stock of Capstead or the Subsidiaries or for the grant of any preferential rights to purchase any of the assets or capital stock of Capstead or the Subsidiaries; and

                  (h) The Company is not bound by any agreement to redeem shares of capital stock held by any stockholders.

                  (i) With respect to each contract and agreement listed in
Section 3.12 of the Capstead Disclosure Schedule, except as set forth therein,
(i) each of such contracts and agreements is valid, binding and in full force and effect and is enforceable by the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws and judicial decisions of general applicability relating to or affecting creditors' rights and to general principles of equity; (ii) there have been no cancellations or threatened cancellations thereof nor are there any outstanding disputes thereunder; (iii) neither the Company, nor any other party is in breach of any material provision thereof; and (iv) there does not exist any material default under, or any event or condition which with the giving of notice or passage of time or both would become a material breach or material default under, the terms of any such contract or agreement on the part of the Company or on the part of any other party thereto.

                  (j) The Company has delivered or made available to Fortress true and complete copies of each written contract or agreement listed in
Section 3.12 of the Capstead Disclosure Schedule and true and accurate summaries of any oral agreement listed thereon.

                  SECTION 3.13 Intellectual Property. Section 3.13 of the Capstead Disclosure Schedule contains an accurate and complete list of (a) all material patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and all applications therefor, owned or filed by the Company and used in or necessary for the conduct of the Company Business and, with respect to registered trademarks, contains a list of all jurisdictions in which such trademarks are registered and all registration numbers; (b) all material licenses, permits and other agreements relating thereto; and (c) all material agreements relating to technology, know-how or processes used in or necessary for the conduct of the business of the Company Business which the Company is licensed or authorized to use by others (including, without limitation, licenses for the use of software of all types). Such patents, trademarks (registered or unregistered), copyrights, licenses and permits are (i) valid, subsisting and enforceable, and (ii) duly recorded in the names of the Persons set forth in Section 3.13 of the Capstead Disclosure Schedule. The Persons set forth in Section 3.13 of the Capstead Disclosure Schedule have the sole and exclusive right, free from any liens, mortgages, security interests, charges or encumbrances, to use the patents, trademarks (registered or unregistered), copyrights and applications therefor set forth beside their names, and the Company has the full right to use the trade names, assumed names, technology, know-how, inventions, works and processes referred to in such lists and all trade secrets required for or incident to the conduct of the Company Business in the jurisdictions in which the Company Business is conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. No material claims have been asserted by any Person against the Company with respect to the ownership, validity, enforceability, misappropriation or use of any product or service of the Company Business or such patents, trademarks (registered or unregistered, or of any confusingly similar or dilative trademarks), trade names, assumed names, copyrights, applications therefor, technology, know-how, processes or trade secrets or challenging or questioning the validity or effectiveness of any such license, permits or agreement and there is no valid basis for any such claim, and the use or other exploitation of any such product or service of the Company Business or patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, applications therefor, technology, know-how, processes and trade secrets by the Company does not infringe on or dilute the rights of any Person; and, to the best knowledge of the Company, no other Person is infringing the rights of the Company with respect to such patents, trademarks (registered or unregistered), trade names, assumed names, copyrights, and applications therefor, technology, know-how, inventions, works, processes or trade secrets.

                  SECTION 3.14 Inventory. The Company has no inventory, other than with respect to office supplies that are stored in amounts necessary for the reasonably foreseeable use of the Company.

                  SECTION 3.15 Pension and Other Employee Plans and Agreements.

                  (a) Section 3.15(a) of the Capstead Disclosure Schedule sets forth, as of the date of this Agreement, all of the material pension, profit sharing, stock option, stock purchase, stock bonus, employee stock ownership, incentive, bonus, life, health, disability or accident plans, deferred compensation plans, and other employee compensation or benefit plans, agreements, practices, policies, customs, contracts, arrangements or commitments, including, without limitation, changes in control or severance agreements, holiday, vacation or other similar plans, programs or arrangements, employee benefit plans (within the meaning of section 3(3) of ERISA), and labor union agreements under or with respect to which the Company or any Person ("ERISA AFFILIATE") who would be treated as being a "single employer" with the Company under section 414 of the Code, has any liability or obligation, whether current, contingent, secondary or otherwise (collectively, the "PLANS" and individually, a "PLAN"), and the Company has furnished to Fortress complete copies of all of the foregoing as amended and in effect on the date hereof, including, where applicable, any trust agreements, insurance contracts or other funding mediums related to any Plan and Summary Plan Descriptions.

                  (b) Except for any events of noncompliance resulting in aggregate payments of not greater than $150,000, each Plan is in compliance in all material respects with its terms and applicable Law, including (without limitation) ERISA and the Code.

                  (c) Seller has never been required to contribute to any multiple employer plan (as defined in Section 412 of the Code) or multiemployer plan (as defined under Section 3(37) of ERISA), and no Plan is subject to Title IV of ERISA or Section 412 of the Code.

                  (d) No Plan provides (or has any commitment to provide) health benefits with respect to any current or former employees or independent contractors (or beneficiary thereof) of the Company or any ERISA Affiliate beyond their retirement or other termination of service (other than coverage mandated by COBRA). Each Plan can be unilaterally terminated at any time by the Company without material liability.

                  SECTION 3.16 Litigation. Except as set forth in Section 3.16 of the Capstead Disclosure Schedule, there are no open and unresolved claims, actions, suits, proceedings, investigations or inquiries that have been made or served against the Company or, to the best knowledge of the Company, that are pending against (without having been so served), threatened by or against, or otherwise affecting or that, if adversely decided, would reasonably be expected to have a Material Adverse Effect on the Company or the transactions contemplated hereby (except as otherwise disclosed in the Disclosure Schedule). The Company is not a party to or a recipient of service of process regarding (and has not otherwise been named and noticed in) any judgment, order or decree entered in any lawsuit or proceeding which has had or may have a Material Adverse Effect on the Company or on its ability to acquire any property or conduct its business in any way.

                  SECTION 3.17 Insurance. (a) All policies of fire, liability, workmen's compensation, health, D&O insurance and other forms of insurance relating to the business of the Company (the "COMPANY BUSINESS") are in full force and effect, (b) all billed premiums with respect thereto covering all periods up to and including the Closing Date have been paid or will be paid prior to the Closing Date, and (c) no notice of cancellation or termination has been received with respect to any such policy. Capstead maintains insurance of the types, and at least in the amounts, that to its knowledge are customary for businesses similar to the Company Business. All information disclosed by Capstead to Fortress regarding coverage under such insurance policies is true and correct in all material respects.

                  SECTION 3.18 Collective Bargaining Agreements; Compensation; Employee Agreements. The Company does not have in effect any collective bargaining agreement. The Company is not currently engaged in any bargaining with any labor union. To the best knowledge of the Company, no petition is on file with the National Labor Relations Board submitted by a labor union seeking to represent any of the employees of the Company and the Company is not aware of any attempts to organize the employees of the Company by any labor union.

                  SECTION 3.19 Compliance with Law. The Company is in compliance in all material respects with all federal, state, foreign and local laws (whether statutory or otherwise), ordinances, rules, regulations, orders, judgments, decrees, writs and injunctions of any governmental authority (collectively, "LAWS") applicable to the Company Business. The Company has not been notified by any governmental or regulatory authority that the Company is in violation or alleged violation of any Law applicable to the Company Business which violation has not been appropriately and completely resolved, or that any governmental or regulatory authority contemplates any investigation or proceeding with respect to any such violation or alleged violation which has not been appropriately and completely resolved which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.20 Permits. The Company has all material licenses, permits and authorizations issued by any federal, state, local or governmental authority ("PERMITS") necessary for the ownership or leasing of its properties and the conduct of the Company Business as now being conducted. All such Permits are in full force and effect. No violations exist or, to the best knowledge of the Company, have been reported in respect of such Permits. No notice of any proceeding has been served or otherwise given to the Company or, to the best knowledge of the Company, is pending (without service or other notice) or threatened seeking the revocation or limitation of any of such Permits.

                  SECTION 3.21 Tax Matters.

                  (a) All Tax Returns required to be filed on or before the Closing Date by the Company have been or will be filed within the time prescribed by Law (including extensions of time approved by the appropriate taxing authority). "TAX RETURN" means any report, statement, form, return or other document or information required to be supplied to a taxing authority in connection with Taxes. "TAX" or "TAXES" means any United States or foreign federal, state, or local tax, including without limitation income tax, ad valorem tax, excise tax, sales tax, use tax, franchise tax, gross receipts tax, withholding tax, social security tax, occupation tax, service tax, license tax, payroll tax, transfer and recording tax, severance tax, customs tax, import tax, export tax, employment tax, or any similar or other tax, assessment, duty, fee, levy or other governmental charge, together with and including, without limitation, any and all interest, fines, penalties, assessments and additions to tax resulting from, relating to, or incurred in connection with any such tax or any contest or dispute thereof.

                  (b) The Tax Returns so filed are complete, correct and accurate representations of the Tax liabilities of the Company and such Tax Returns accurately set forth or will accurately set forth all items to the extent required to be reflected or included in such returns.

                  (c) The Company has timely paid or has made adequate provision in the 1998 Balance Sheet for the payment of all Taxes due on such Tax Returns that have been filed or will be filed for periods ending on or before the date of the 1998 Balance Sheet.

                  (d) There is no action, suit, investigation, proceeding, audit or claim that has been served against or otherwise properly noticed to the Company, or, to the best knowledge of the Company, pending or proposed against or with respect to the Company in respect of any Tax. There are no material liens for Taxes upon any of the assets of the Company.

                  (e) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person.

                  (f) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (g) The Company does not have in effect a consent under
Section 341(f) of the Code concerning collapsible corporations.

                  (h) There has never been a Tax sharing or allocation agreement in place between the Company and any other Person other than those, if any, with respect to which the applicable statute of limitations has run.

                  (i) The Company is not liable for a Tax incurred by any other corporation that was a member of a consolidated group of corporations (within the meaning of Treasury regulation section 1.1502) that included the Company.

                  (j) The Company has delivered or made available to Fortress correct and complete copies of all Tax Returns filed by the Company for 1996, 1997 and 1998, all examination reports, and any statements of deficiencies assessed against or agreed to by the Company.

                  (k) Capstead has made a valid election under applicable law to be treated as a REIT as defined in Section 856 of the Code for each taxable year ending from December 31, 1985 through December 31, 1998 and has qualified as a REIT for federal tax purposes for such years.

                  SECTION 3.22 Title to Assets. The Company has good, valid and indefeasible title to the assets of the Company, including without limitation those assets set forth on the 1999 Third Quarter Balance Sheet (other than with respect to those assets which are subject to repurchase obligations and collateralized mortgage obligations of the Company), subject to the mortgages, liens, claims, charges, pledges, security interests set forth in Section 3.22 of the Capstead Disclosure Schedule.

                  SECTION 3.23 Brokers or Finders; Other Offers. Except as set forth in Section 3.23 of the Capstead Disclosure Schedule, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                  SECTION 3.24 Articles of Incorporation Exemptions and Other Exclusions. The issuance of the Shares hereunder and the acquisition of shares of the Common Stock, upon conversion or redemption of such Shares, are excluded by resolutions of the Company's board of directors from the application of
Article VIII of Capstead's Articles of Incorporation and from the provisions of
Section 3-602 of the Maryland General Corporation Law (the "MARYLAND GCL") prohibiting business combinations with Interested Stockholders (as such term is defined in Section 3-601 of the Maryland GCL and the provisions of Sections 3-701 et seq. of the Maryland GCL). No "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation to which Capstead or its operations is subject is applicable to the sale of Shares or the acquisition of Common Stock by Fortress upon conversion or redemption of such Shares or to Fortress solely as a result of its acquisition of such Shares or Common Stock.

                  SECTION 3.25 Investment Company. Capstead is not, and upon the issuance and sale of the Shares as contemplated herein and the application of the net proceeds therefrom will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), and is not required to be registered under the Investment Company Act.

                  SECTION 3.26 Internal Controls. Capstead maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable internals and appropriate action is taken with respect to any differences.

                  SECTION 3.27 Year 2000 Compliance.

                  (a) Capstead has completed a review and assessment of all areas within its business and operations that could be reasonably expected to be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Capstead may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999).

                  (b) All computer software, computer firmware and computer hardware (whether general or special purpose) owned by Capstead that are material to the conduct of Capstead's business is reasonably expected to, on a timely basis, be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"). Capstead has also inquired as to the Year 2000 compliance of service contractors and suppliers and other third parties with whom Capstead conducts a material amount of business and, to the knowledge of Capstead, these third parties are Year 2000 Compliant.

                                   ARTICLE IV

                        OTHER OBLIGATIONS OF THE PARTIES

                  SECTION 4.01 Conduct of Company Business. From the date hereof to the Closing, except as otherwise expressly set forth in this Agreement, and except for costs and expenses reasonably incurred in connection with the transactions contemplated by this Agreement, the Company shall conduct the business, operations, activities and practices of the Company only in the ordinary course, in accordance with prudent practice and consistent with past practice since January 1, 1999.

                  SECTION 4.02 Access to Books and Records. In order that Fortress may have a full opportunity to make investigations of Capstead in connection with the actions contemplated by this Agreement, Capstead shall permit Purchaser and its counsel, accountants, auditors, lenders, environmental consultants and other representatives reasonable access, upon reasonable notice, to all of the offices, properties, books and records, contracts and commitments of Capstead from the date hereof through the Closing Date.

                  SECTION 4.03 Consents. Each of Capstead and Fortress agree to use commercially reasonable best efforts to obtain prior to the Closing all consents and approvals necessary, in the reasonable determination of Fortress, to consummate the transactions contemplated hereby, including, without limitation, the consents and approvals listed or referred to in Section 3.06 of the Disclosure Schedule. All such consents shall be in writing and in form and substance reasonably satisfactory to Fortress, and executed counterparts thereof shall be delivered to Fortress promptly after receipt thereof by Capstead but in no event later than the Closing.

                  SECTION 4.04 Supplemental Disclosure by Capstead.

                  (a) The Capstead Disclosure Schedule shall be considered to be part of the representations and warranties of Capstead.

                  (b) Following delivery of the Capstead Disclosure Schedule in accordance with the provisions of Article III and continuing through the Closing, Capstead shall have the continuing obligation to supplement or amend the Capstead Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such specific Sections of the Capstead Disclosure Schedule ("CAPSTEAD SUPPLEMENTAL DISCLOSURES").

                  (c) Capstead acknowledges that the Capstead Disclosure
Schedule is an important and integral part of this Agreement. Fortress shall be entitled to treat any Capstead Supplemental Disclosures as a breach of the appropriate representation or warranty, whether or not the event or condition giving rise to such Capstead Supplemental Disclosures occurred on or prior to the date hereof, unless such supplementation or amendment is a result of any of the activities not prohibited by Section 4.01 ("SECTION 4.01 ITEMS"); provided, that as a result of the occurrence of the Closing despite such supplementation or amendment of the Capstead Disclosure Schedule, Fortress shall be deemed to have waived any breach arising from such supplementation or amendment.

                  SECTION 4.05 Governmental Filings. As soon as practicable, Capstead and Fortress shall make any and all filings and submissions to any governmental agency that are required to be made in connection with the transactions contemplated hereby. Capstead shall furnish to Fortress, and Fortress shall furnish to Capstead, such information and assistance as the other party or parties may reasonably request in connection with the preparation of any such filings or submissions.

                  SECTION 4.06 Covenant to Satisfy Conditions. Capstead and Fortress shall each use their commercially reasonable best efforts to insure that the conditions set forth in Article V hereof are satisfied, insofar as such matters are within their respective control.

                  SECTION 4.07 Employees. From the date hereof Capstead shall use its commercially reasonable best efforts to retain as employees of the Company through the Closing Date the active employment of the Company's current employees, except as may be otherwise agreed by the parties. Capstead agrees in this regard to cooperate with Fortress by permitting Fortress throughout the period prior to the Closing Date to meet with the employees of the Company (especially the corporate officers of the Company) at such times as shall be approved by Capstead (which approval shall not be unreasonably withheld).

                  SECTION 4.08 Public Announcements. Neither the Company nor Fortress, nor any of their affiliates, shall make any public statement, including, without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by law.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

                  SECTION 5.01 Conditions Precedent to Obligations of Fortress. The obligations of Fortress under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by Fortress, at or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Capstead contained herein shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations, warranties and statements were made at and as of such date.

                  (b) Performance. Capstead shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by it or them at or prior to the Closing.

                  (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

                  (d) Compliance Certificates. Capstead shall have delivered to Fortress a certificate, dated the Closing Date, executed by its Chief Executive Officer and Chief Financial Officer certifying the fulfillment of the conditions specified in Section 5.01(a) and (b) hereof with respect to its representations, warranties, agreements, obligations and conditions hereunder.

                  (e) Secretary's Certificate. Capstead shall have delivered to Fortress a certificate, dated the Closing Date, executed by its Secretary or Assistant Secretary and certifying as to Capstead's articles of incorporation, bylaws, enabling resolutions, incumbency of officers and other reasonably related matters (including, without limitation, the certificate of incorporation and bylaws of any Subsidiary).

                  (f)Consents and Approvals. All licenses, permits, consents, approvals and authorizations of all third parties and governmental bodies and agencies shall have been obtained which are necessary, in the reasonable determination of counsel to Fortress, in connection with (a) the execution and delivery by each of the parties, as appropriate, of this Agreement or (b) the consummation by each of the parties of the transactions contemplated hereby or thereby.

                  (g) Filings with Secretary of State. On or prior to the Closing, Capstead shall have filed the Series C Articles Supplementary and Series D Articles Supplementary with the Department of Assessments and Taxation of the State of Maryland.

                  (h) Registration Rights Agreement. On or prior to the Closing, Capstead shall execute and deliver to Fortress a registration rights agreement in the form attached hereto as Exhibit "C" (the "REGISTRATION RIGHTS AGREEMENT").

                  (i) Supplemental Agreement. On or prior to the Closing, Capstead and Fortress shall execute and deliver the supplemental agreement to the stock purchase agreement in the form attached hereto as Exhibit "D" (the "SUPPLEMENTAL AGREEMENT").

                  (j) No Material Adverse Change. Except as specifically disclosed herein or in the Disclosure Schedule, the events occurring since September 30, 1999, and the conditions arising since such date shall not, in the aggregate, have resulted in a Material Adverse Change to the Company.

                  (k) Documents. All documents to be delivered by Capstead to Fortress at the Closing shall be duly executed and in form and substance reasonably satisfactory to Fortress.

                  (l) Blue Sky. The Company shall have obtained all necessary blue sky law permits, if any, and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

                  (m) Legal Matters. All material matters of a legal nature that pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to Fortress.

                  (n) Opinion of Company's Counsel. At the Closing, Fortress shall have received from Andrews & Kurth L.L.P., counsel to the Company, an opinion addressed to them, dated the Closing Date, in the form attached hereto as Exhibit "E".

                  (o) Opinion of Company's Maryland Counsel. At the Closing, Fortress shall have received from Hogan & Hartson L.L.P., Maryland counsel to the Company, an opinion addressed to them, dated the Closing Date, in the form attached hereto as Exhibit "F".

                  (p) REIT Opinion. At the Closing, Fortress shall have received an opinion from Andrews & Kurth L.L.P., tax counsel to the Company, substantially to the effect that, for all of its taxable years beginning September 5, 1985 and ending on December 31, 1998, Capstead has met the requirements for qualification as a REIT under the Code and Capstead will continue to qualify as a REIT for the taxable year beginning January 1, 1999, provided that after the Closing Date, Capstead continues to be organized and operated according to representations made by Capstead to Andrews & Kurth L.L.P. and therefore continues to satisfy the income tests, asset tests and distribution, shareholder, record keeping and other applicable REIT requirements under the Code.

                  (q) Other. Fortress shall have received such other documents or certificates as Fortress may reasonably have requested.

                  SECTION 5.02 Conditions Precedent to Obligations of Capstead. The obligations of Capstead under this Agreement are subject to the satisfaction or, unless prohibited by law, the waiver by Capstead at or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Fortress contained herein shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

                  (b) Performance. Fortress shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by them at or prior to the Closing.

                  (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction restraining or prohibiting consummation of the transactions contemplated hereby.

                  (d) Officers' Certificates. Fortress shall have delivered to Capstead a certificate, dated the Closing Date and executed by its respective Chief Executive Officer and Chief Financial Officer certifying the fulfillment of the conditions specified in Sections 5.02(a) and (b) hereof.

                  (e) Secretary's Certificates. Fortress shall have delivered to Capstead a certificate, dated the Closing Date, executed by its Secretary or Assistant Secretary and certifying as to its organizational documents, enabling resolutions, incumbency of officers and other related matters.

                  (f) Documents. All documents to be delivered by Fortress to Capstead at the Closing shall be duly executed and in form and substance reasonably satisfactory to Capstead.

                  (g) Supplemental Agreement. On or prior to the Closing, Capstead and Fortress shall execute and deliver the Supplemental Agreement.

                  (h) Other. Capstead shall have received such other documents or certificates as Capstead may reasonably have requested.

                                   ARTICLE VI

                                INDEMNIFICATION

                  SECTION 6.01 Survival of Representations and Warranties. All representations and warranties made hereunder shall survive any investigation made by or on behalf of any party hereto and shall survive for a period of twelve months following the Closing; provided, however, that the representations and warranties contained in this Agreement relating to Taxes or made pursuant to Sections 3.17 hereof shall survive until 90 days following the expiration of the period of limitations for any matter relating thereto, plus any extended period applicable thereto by reason of any waiver of the period of limitations. Each covenant and agreement (but not representations and warranties, since they are covered above) of the parties hereunder shall survive any investigation made by or on behalf of any party hereto and shall survive the Closing hereunder.

                  SECTION 6.02 Indemnification by Capstead. Subject to the other terms and conditions of this Agreement, Capstead agrees to indemnify, defend and hold harmless Fortress and any of its officers, directors, employees, representatives, affiliates, subsidiaries, successors and assigns (collectively, the "FORTRESS GROUP"), at any time after the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively "FORTRESS GROUP DAMAGES") asserted against, resulting to, imposed upon or incurred by the Fortress Group or any member thereof, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation, warranty or agreement of Capstead contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach (the "FORTRESS GROUP CLAIMS").

                  SECTION 6.03 Indemnification by Fortress. Subject to the other terms and conditions of this Agreement, Fortress agrees to indemnify, defend and hold harmless Capstead and any of its stockholders, officers, directors, employees, representatives, affiliates, subsidiaries, successors and assigns (collectively, the "CAPSTEAD GROUP"), at any time after the Closing, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses including, without limitation, interest, penalties and reasonable attorneys' fees and expenses, after deducting any insurance proceeds received by Capstead in connection therewith, (collectively "CAPSTEAD GROUP DAMAGES") asserted against, resulting to, imposed upon or incurred by the Capstead Group or any member thereof, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation, warranty or agreement of Fortress contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach (collectively, the "CAPSTEAD GROUP CLAIMS"; the Capstead Group Claims and the Fortress Group Claims are hereinafter collectively referred to as the "CLAIMS").

                  SECTION 6.04 Limitations Regarding Indemnification Obligations of Capstead. Notwithstanding any other provision in this Agreement, the liability of Capstead to indemnify the Fortress Group pursuant to Section
6.02 hereof against any Fortress Group Damages sustained by reason of any Fortress Group Claim shall be limited to Fortress Group Claims as to which any member of the Fortress Group has given to Capstead written notice thereof within twelve months following the Closing, whether or not any Fortress Group Damages have then actually been sustained; provided, however, that, notwithstanding the foregoing, the liability of Capstead to indemnify the Fortress Group against any Fortress Group Damages sustained by reason of any Fortress Group Claim relating to a breach of any of the representations, warranties or agreements relating to Taxes or made pursuant to Sections 3.17 of this Agreement shall be limited to Fortress Group Claims as to which a member of the Fortress Group has given to Capstead written notice thereof at or prior to 90 days following the expiration of the period of limitations applicable to the event giving rise to such Fortress Group Claim, plus any extended period applicable thereto by reason of any waiver of the period of limitations; provided further, that the provisions for indemnity contained in this Agreement shall be effective against Capstead only after the aggregate amount of all Fortress Claims for which Capstead is liable hereunder equals or exceeds the amount of $500,000 (and then such indemnity shall cover such first $500,000 in Fortress Group Damages), but in no event in excess of the sum of the Series C Purchase Price and the Series D Purchase Price payable hereunder to Fortress.

                  SECTION 6.05 Limitations Regarding Indemnification Obligations of Fortress. Notwithstanding any other provision in this Agreement, the liability of Fortress to indemnify the Capstead Group pursuant to Section
6.03 hereof against any Capstead Group Damages sustained by reason of any Capstead Group Claim shall be limited to Capstead Group Claims as to which any member of the Capstead Group has given to Fortress written notice thereof within twelve months following the Closing, whether or not any Capstead Group Damages have then actually been sustained; provided, further, the provisions for indemnity contained in this Agreement shall be effective against Fortress only after the aggregate amount of all Capstead Claims for which Fortress is liable hereunder equals or exceeds $500,000 (and then such indemnity shall cover such first $500,000 in Capstead Group Damages), but in no event in excess of the sum of the Series C Purchase Price and the Series D Purchase Price.

                  SECTION 6.06 Conditions of Indemnification. The obligations and liabilities of the parties with respect to Claims shall be subject to the following terms and conditions:

                  (a) The indemnified party shall give the indemnifying party prompt notice of any such Claim, and the indemnifying party shall have the right to undertake the defense thereof by representatives chosen by it;

                  (b) If the indemnifying party fails to defend the indemnified party against such Claim within a reasonable time after being notified of the Claim, then the indemnified party shall (upon further notice to the indemnifying party) have the right to defend, compromise or settle such Claim on behalf of and for the account and risk of the indemnifying party subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof; provided, that the indemnified party shall provide the indemnifying party with notice of any proposed settlement or compromise of such Claim (as far in advance of the actual settlement or compromise of the Claim as is reasonably practicable); and

                  (c) Anything in this Agreement to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at the cost and expense of the indemnifying party, to manage the defense, compromise or settlement of such Claim; provided, however, that if such Claim is settled without the indemnifying party's consent (which consent shall not be unreasonably withheld), the indemnified party shall be deemed to have waived all rights hereunder against the indemnifying party for money damages arising out of such Claim; and (ii) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect to such Claim.

                  SECTION 6.07 Claim Disputes.

                  (a) Within 30 days of its receipt from Fortress of written notice under Section 6.06 above regarding a Fortress Group Claim and the amount of Fortress Group Damages related thereto, Capstead shall deliver to Fortress written notice containing specific objections (prepared in good faith) to the nature of the Fortress Group Claim or the amount of Fortress Group Damages specified in the original notice. In such event, Fortress and Capstead shall work in good faith during the next 30 days toward resolving any such objections. If a resolution is reached within such 30 days, the Fortress Group shall be indemnified for the amount so agreed upon in accordance with the other terms and conditions of this Agreement.

                  (b) Within 30 days of its receipt of written notice from Capstead under Section 6.06 above regarding an Capstead Group Claim and the amount of Capstead Group Damages related thereto, Fortress shall deliver to Capstead written notice containing specific objections (prepared in good faith) to the nature of the Capstead Group Claim or the amount of Capstead Group Damages specified in the original notice. In such event, Fortress and Capstead shall work in good faith during the next 30 days toward resolving any such objections. If a resolution is reached within such 30 days, the Capstead Group shall be indemnified for the amount so agreed upon in accordance with the other terms and conditions of this Agreement.

                  (c) In the event no mutually agreeable resolution of an indemnification matter is reached under the foregoing clauses (a) or (b) within such 30 day period, such dispute shall be submitted to three arbitrators in accordance with the Rules of Commercial Arbitration of the American Arbitration Association. If there is a dispute as to whether all or any part of a Claim arose after the Closing, this issue (as well as the resulting allocation of damages) may, without limitation as to other matters, be among the matters addressed by the arbitrators. The arbitrators shall be governed by and shall apply the substantive law of the State of Texas in making their determination, and their ruling shall be binding and conclusive upon Fortress and Capstead.

                  SECTION 6.08 Remedies Exclusive. The remedies provided to the parties in this Agreement shall be exclusive and shall preclude assertion by them of any other rights or the seeking of any other remedies against any other party hereto.

                                  ARTICLE VII

                            TERMINATION OF AGREEMENT

                  SECTION 7.01 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual agreement of Capstead and Fortress;

                  (b) by Fortress, on or after December 15, 1999, if any of the conditions provided in Section 5.01 hereof of this Agreement have not been met or, to the extent permitted by applicable law, have not been waived in writing by Fortress prior to such date; or

                  (c) by Capstead, on or after December 15, 1999, if any of the conditions provided in Section 5.02 hereof have not been met or, to the extent permitted by applicable law, have not been waived in writing by Capstead prior to such date.

                  SECTION 7.02 Procedure Upon Termination. In the event of termination by Capstead or Fortress pursuant to Section 7.01 hereof, written notice thereof shall promptly be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (a) each of Capstead and Fortress shall return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                  (b) all confidential information received by Capstead and Fortress with respect to the business of any other party or its subsidiaries or affiliates shall be treated confidentially.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                  SECTION 8.01 Commissions. No party hereto has employed any investment banker, broker, finder or similar agent in connection with any transaction contemplated by this Agreement.


                  SECTION 8.02 Definition of Knowledge. For the purpose of this Agreement, the Exhibits and Appendices to this Agreement and the Disclosure Schedule, the phrases "to the best knowledge" of any party and "known" and words of like effect shall mean to the knowledge of such party, which knowledge shall also include information existing in the records and files of such party.

                  SECTION 8.03 Definition of Material Adverse Effect and Material Adverse Change. "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means, with respect to any party, any direct or indirect change, occurrence or effect (other than as a result of changes in general conditions, including economical or political developments, applicable to the industry in which such party operates) on the business, operations, properties (including tangible properties), condition (financial or otherwise), assets, obligations or liabilities (whether absolute, contingent or otherwise and whether due or to become due) of such party and its subsidiaries taken as a whole that reasonably could be expected to be materially adverse to such party.

                  SECTION 8.04 Expenses, Taxes, Etc. Except as otherwise provided herein, in the event of the termination of this Agreement prior to Closing, each of the parties hereto shall pay all fees and expenses incurred by it or any of its affiliates in connection with the transactions contemplated by this Agreement.

                  SECTION 8.05 Successors and Assigns. Except as set forth in the next sentence, no party shall have the right to assign all or any part of its interest in this Agreement without the prior written consent of the other parties, and any attempted transfer without such consent shall be null and void. Fortress' rights and obligations hereunder shall be assignable by and among Fortress and its affiliates; provided, that (i) each such assignment shall assign the full rights and obligations of Fortress or, as the case may be, its affiliate (if Fortress has already assigned its full rights and obligations hereunder to such affiliate), (ii) each such assignment shall be made between Fortress or, as the case may be, such affiliate to only one of Fortress' affiliates per assignment (i.e., Fortress may not distribute its rights and obligations hereunder among more than one affiliate at any time),
(iii) Capstead shall receive prior notice of such proposed assignment and (iv) Fortress shall remain primarily liable for its obligations hereunder unless its assignee-affiliate (and any further assignee- affiliate) has a net worth that is reasonably acceptable to Capstead (as evidenced by Capstead's prior written consent, not to be unreasonably withheld).

                  SECTION 8.06 No Third-Party Benefit. Nothing in this Agreement shall be deemed to create any right or obligation in any Person not a party hereto and this Agreement shall not be construed in any respect to be a contract or agreement in whole or in part for the benefit of or binding upon any Person not a party hereto.

                  SECTION 8.07 Entire Agreement; Amendment. This Agreement, the Exhibits, the Appendices, the Capstead Disclosure Schedule and the Fortress Disclosure Schedule hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior oral and written agreements, memoranda, understandings and undertakings between the parties hereto relating to the subject matter hereof including, without limitation, the summary of terms executed by Capstead and Fortress. Neither this Agreement nor any term hereof may be modified, amended, waived, altered or supplemented except by a written instrument executed and delivered by each of the parties hereto.

                  SECTION 8.08 Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof and such illegality, invalidity or unenforceability does not result in a material failure of consideration, then;

                  (a) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable; and

                  (b) the legality, validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

                  SECTION 8.09 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or telecopied or five business days after being mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

                  If to Capstead:

                  Capstead Mortgage Corporation
                  8401 N. Central Expressway
                  Suite 800
                  Dallas, Texas  75225-4401
                  Attention:  Andrew F. Jacobs

                  Telecopier: (214) 874-2398

                  with a copy to:

                  Andrews & Kurth L.L.P.
                  1717 Main Street
                  Suite 3700
                  Dallas, Texas  75201
                  Attention:  David Barbour
                  Telecopier:  (214) 659-4401

                  If to Fortress:

                  Fortress Investment Corp.
                  1301 Avenue of the Americas
                  42nd Floor
                  New York, New York  10019
                  Attention:  Wesley R. Edens
                  Telecopier: (212) 798-6122

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom L.L.P.
                  919 3rd Avenue
                  New York, New York  10022
                  Attention: J. Gregory Milmoe
                  Telecopier: (212) 735-3594


or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

                  SECTION 8.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

                  SECTION 8.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


            The remainder of this page is intentionally left blank.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by parties hereto on the date first above written.

                                   CAPSTEAD MORTGAGE CORPORATION


                                   By:   /s/ ANDREW F. JACOBS
                                        ---------------------------------
                                        Andrew F. Jacobs
                                        Executive Vice President - Finance


                                   FORTRESS INVESTMENT CORP.


                                   By:   /s/ RANDAL A. NARDONE
                                        ----------------------------------
                                        Randal A. Nardone
                                        Chief Operating Officer